Exhibit 99.1

GOLUB CAPITAL BDC, INC. ANNOUNCES $83.7 MILLION IN NEW ORIGINATIONS FOR FOURTH FISCAL QUARTER

New originations exceed prior guidance

CHICAGO, IL, October 7, 2010 – Golub Capital BDC, Inc. (NASDAQ: GBDC), a business development company, today announced that it originated $83.7 million in new investments during the three months ended September 30, 2010.

“As we reported earlier, we have been seeing an acceleration of new deal flow, and this translated in the September quarter-end into a high level of new originations.  We anticipate that the December quarter-end will also see a high level of new originations,” said David Golub, Chief Executive Officer of Golub Capital BDC, Inc.

ABOUT GOLUB CAPITAL BDC, INC.

Golub Capital BDC, Inc., (NASDAQ: GBDC, www.golubcapitalbdc.com), a business development company, principally invests in senior secured, unitranche, mezzanine and second lien loans of middle-market companies that are, in most cases, sponsored by private equity investors. Golub Capital BDC, Inc.’s investment activities are managed by its investment adviser, GC Advisors LLC, an affiliate of the Golub Capital group of companies (“Golub Capital”).

ABOUT GOLUB CAPITAL

Golub Capital, founded in 1994, is a leading lender to middle-market companies. In 2009, Golub Capital was named “Middle Market Lender of the Year” by Buyouts Magazine and “Debt Financing Agent of the Year” and “Mezzanine Financing Agent of the Year” by M&A Advisor.  As of September 30, 2010, Golub Capital managed over $4.0 billion of capital, with a team of investment professionals in New York, Chicago and Atlanta.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements, including statements about anticipated loan origination activity and the Company’s future performance, financial condition, liquidity and capital resources.  Forward-looking statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Sean Coleman
Phone: 212-660-7265
Email:   scoleman@golubcapital.com